Exhibit 99.1

FOR IMMEDIATE RELEASE

ADAMS RESOURCES & ENERGY, INC. ANNOUNCES ACQUISITION OF TRUCKING OPERATION IN RED RIVER AREA

Houston, Texas (Wednesday, August 15, 2018) -- Adams Resources & Energy, Inc. (NYSE AMERICAN: AE) (“Adams” or the “Company”) today announced that one of its subsidiaries, GulfMark Energy, has executed a definitive agreement to acquire a trucking company that owns 113 tractor trailer trucks and 126 trailers operating in North Texas and South Central Oklahoma.

“We are pleased to acquire this business,” said Geoff Griffith, President of GulfMark Energy. “This acquisition greatly expands our operating area into one of the most active drilling and operating regions in the United States and will be immediately accretive to earnings. We look forward to providing service in this area to our future customers.”

This transaction is subject to customary regulatory approval and closing conditions. Adams expects to close the transaction as soon as practicable after such regulatory approvals and closing conditions have been satisfied, which is expected to occur in the fourth quarter of 2018.

Adams Resources & Energy, Inc. is primarily engaged in the business of crude oil marketing, transportation and storage, tank truck transportation of liquid chemicals and dry bulk and ISO tank container storage and transportation through its two subsidiaries, GulfMark Energy, Inc. and Service Transport Company, respectively. For more information, visit www.adamsresources.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. Unless legally required, Adams undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Tracy E. Ohmart
EVP, Chief Financial Officer
tohmart@adamsresources.com
(713) 881-3609